EXHIBIT 10.43

NOBEL LEARNING COMMUNITIES, INC.

SIXTH AMENDMENT TO CREDIT AGREEMENT

This Sixth Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of June 30, 2006, between Nobel Learning Communities, Inc., a Delaware corporation (the “Borrower”), and Harris N.A., as successor by merger with Harris Trust and Savings Bank (“Harris”), as sole Lender on the date hereof and as Administrative Agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS

A. The Borrower, the Guarantors, and Harris entered into a certain Credit Agreement, dated as of February 20, 2004, as amended (referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has requested that Harris consent to its acquisition of certain assets of the Honor Roll School, Inc. (“THRS”) and THRS II, Inc. (“THRS II;” together with THRS, the “Seller”) and certain related real property, amend Section 8.10 of the Credit Agreement and make certain other amendments, and Harris is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. CONSENT TO ACQUISITION AND PURCHASE.

The Borrower has informed the Lender that it intends to (i) acquire (such acquisition being referred to as the “HRS Acquisition”), on or about June 30, 2006, certain assets and liabilities of the Seller, on substantially the terms and conditions set forth in the June 8, 2006 draft Acquisition Agreement (the “Acquisition Agreement”), among the Borrower, the Seller and Lisa Liang (the “Shareholder”), a copy of which you have previously forwarded to us and (ii) purchase (the “Purchase”) certain real property simultaneously with the closing of the HRS Acquisition, substantially on the terms and conditions set forth in the June 8, 2006 draft of the Real Estate Purchase Agreement (the “Purchase Agreement”) between the Borrower and Jin Shen Wu (the “Real Estate Seller”), a copy of which you have previously forwarded to us. The Borrower has requested that the Lenders consent to the HRS Acquisition and the Purchase, waive compliance with Section 8.9 of the Credit Agreement in order to permit consummation of this HRS Acquisition and waive compliance with Section 4.3 of the Credit Agreement in order to permit the Borrower to make the Purchase and, thereafter, convey title to the real property in a sale and leaseback transaction (the “HRS Sale and Leaseback”).

Accordingly, the Lenders hereby consent to the HRS Acquisition and the Purchase and waive (i) compliance by the Borrower with Section 8.9 of the Credit Agreement solely to permit the consummation of the HRS Acquisition and the Purchase and (ii) compliance with Section 4.3 of the Credit Agreement solely with respect to the real property (the “HRS Real Property”) acquired by the Borrower pursuant to the Purchase; provided, however, that the foregoing consent and waivers shall be effective to the extent and only to the extent that (w) the HRS Acquisition and the Purchase are closed not later than July 7, 2006, (x) the Borrower delivers to the Agent final copies of each of the Purchase Agreement and the Acquisition Agreement prior to the consummation of the HRS Acquisition and the Purchase each of which shall be in form and substance reasonably satisfactory to the Agent, (y) all regulatory consents or approvals required to be issued by any state, local and federal governmental authority in order to consummate the HRS Acquisition and the Purchase have been obtained, and (z) after giving effect to the consents and waivers contemplated by this Section 1, no Default or Event of Default exists or would arise after giving effect to the HRS Acquisition and the Purchase; provided, further, that the waiver set forth in clause (ii) shall be effective only to the extent that the Borrower conveys title to the HRS Real Property for not less than fair market value pursuant to the HRS Sale and Leaseback on the closing date of the Purchase. In the event that the Borrower does not complete the sale of the HRS Real Property as part of the HRS Sale and Leaseback on the closing date of the Purchase, the Borrower shall, within 30 days following the closing date of the Purchase, comply with the provisions of Section 4.3 of the Credit agreement with respect to such HRS Real Property.

Within five Business Days after the close of the Purchase, the Borrower shall deliver to the Agent fully-executed copies of each of the Purchase Agreement and the Acquisition Agreement, each of which shall be certified as true and correct by an officer of the Borrower.

The Borrower hereby represents and warrants that any and all indebtedness assumed by the Borrower as a portion of the total consideration for the HRS Acquisition is permitted to exist under Section 8.7 of the Credit Agreement. The Borrower shall pay to the Agent all costs and expenses (including reasonable attorneys’ fees and collateral filing fees) incurred in preparing this consent letter and preparing and filing the additional guaranties and security documents required by the terms hereof.

Except as specifically consented to pursuant to this letter, all the terms and conditions of the Credit Agreement shall stand and remain unchanged and in full force and effect. This letter and the consents set forth herein shall become effective upon the execution hereof by the Required Lenders.

SECTION 2. WAIVER.

The Borrower has informed the Agent that Blesbok LLC intends to exercise its right, as holder (by way of assignment from Allied Capital Corporation), to purchase common stock of the Borrower pursuant to the Nobel Education Dynamics, Inc. Common Stock Purchase Warrant No. 1, dated as of June 30, 1998 (the “Blesbok Warrant”). The Borrower has requested that the Lenders waive the Borrower’s compliance with such Section 1.9(b)(ii) to the extent such section requires the Borrower to make a prepayment of the Obligations with the Net Cash Proceeds received by the Borrower as a result of the exercise of the Blesbok Warrant. Accordingly, the Lenders hereby waive compliance with Section 1.9(b)(ii) of the Credit Agreement solely to the extent such provision requires the Borrower to make a mandatory prepayment of the Obligations from the Net Cash Proceeds of the Blesbok Warrant.

SECTION 3. AMENDMENTS.

Upon satisfaction of all of the conditions precedent set forth in Section 4 hereof, the following provisions of the Credit Agreement shall be amended as follows:

3.1. Section 8.9(j) of the Credit Agreement is hereby amended in its entirety to read as set forth below:

(j) (x) the Borrower’s existing investment on the Closing Date in convertible debt of Total Education Solutions, Inc. (“TES”) in an original aggregate principal amount of $2,500,000, together with an equity investment arising from the exercise of warrants currently held by the Borrower for the issuance of 10,000 shares of common stock of TES, provided that the consideration tendered by the Borrower for the exercise of such warrants shall not exceed $100 in the aggregate and (y) the Borrower’s purchase of outstanding indebtedness owing by TES in the outstanding principal amount of $1,000,000 pursuant to that certain Promissory Note dated as of January 17, 2003 for total consideration not in excess of $200,000;

3.2. Section 8.10 of the Credit Agreement is hereby amended by (i) striking the word “and” appearing at the end of Section 8.10(e) thereof, (ii) restating Section 8.10(f) in its entirety to read as set forth below, and (iii) adding a new Section 8.10(g) which reads as set forth below:

(f) the transfer of real property located at 4111 Sweetwater Blvd., Sugar Land, Texas 77479 pursuant to a sale and leaseback transaction; and

(g) the sale, transfer, lease or other disposition of Property of the Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction other than the sale and leaseback transaction described in Section 8.10(f) above) aggregating for the Borrower and its Subsidiaries not more than $500,000 during any fiscal year of the Borrower.

SECTION 4. CONDITIONS PRECEDENT.

Upon the satisfaction of all of the following conditions precedent, this Amendment shall become effective on and as of the date first above written to the same extent as if it had been entered into on such date:

4.1. The Borrower and Harris shall have executed and delivered this Amendment.

4.2. No material adverse change in the financial condition, operations or properties of the Borrower and its Subsidiaries shall have occurred from that reflected in the June 30, 2005 audited financial statements delivered to Harris pursuant to Section 8.5(b) of the Credit Agreement.

4.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to Harris and its counsel.

4.4. The Guarantors shall have executed and delivered to Harris their consent to this Amendment in the form set forth below.

SECTION 5. REPRESENTATIONS.

In order to induce Harris to execute and deliver this Amendment, the Borrower hereby represents to Harris that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that (a) the representations contained in Section 6.2 shall be deemed to refer to the most recent list of subsidiaries of Borrower delivered to the Administrative Agent prior to the date hereof, and (b) the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 6. MISCELLANEOUS.

6.1. The Borrower and the Guarantors heretofore executed and delivered to the Lenders the Collateral Documents. Each of the Borrower and the Guarantors hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and Lenders thereunder, the obligations of the Borrower and Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

6.2. Except as specifically consented to, waived or amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

6.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.

6.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This Sixth Amendment to Credit Agreement is entered into as of the date and year first above written.

NOBEL LEARNING COMMUNITIES, INC.

By
Name	/s/ George H. Bernstein
Title	/s/ President

Accepted and agreed to.

HARRIS N.A., as successor by merger with Harris Trust and Savings Bank, as the sole Lender and as Administrative Agent

By
Name	/s/ Mark W. Piekos
Title	/s/ Managing Director

GUARANTORS’ ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned, pursuant to Section 12 of the Credit Agreement, has, inter alia, guaranteed the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability. Each of the undersigned hereby consents to the Sixth Amendment to Credit Agreement as set forth above and confirms that its aforementioned Guaranty and all of the undersigned’s obligations thereunder remain in full force and effect (and, without limiting the foregoing, each of the undersigned acknowledges and agrees that the indebtedness evidenced by the New Note constitutes indebtedness which is guarantied by the undersigned). Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.

MERRYHILL SCHOOLS NEVADA, INC.

By
Name	/s/ George H. Bernstein
Title	/s/ President

NEDI, INC.

By
Name	/s/ George H. Bernstein
Title	/s/ President

THE HOUSTON LEARNING ACADEMY, INC. HOUSTON LEARNING ACADEMY–SAN ANTONIO, INC.

SPYROS, INC.

ORTHONI, INC.

MARIAN CATECHIS, INC.

SANC, INC.

MALONA, INC.

NOBEL LEARNING TECHNOLOGIES, INC.

NOBEL SCHOOL MANAGEMENT SERVICES, INC.

By
Name	/s/ George H. Bernstein
Title	/s/ President

PALADIN ACADEMY, L.L.C.

By:	Nobel Learning Communities, Inc., its sole member

By
Name	/s/ George H. Bernstein
Title	/s/ President

THE ACTIVITIES CLUB, INC.

By
Name	/s/ George H. Bernstein
Title	/s/ President